UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2013

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54881	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

Effective February 27, 2013, Alexander Walsh, our company's president and director, established a 10b5-1 Plan in connection with an overall asset diversification strategy. The plan is scheduled to become effective on March 7, 2013. Under his 10b5-1 Plan, Mr. Walsh may sell a number of shares of our Company's common stock not to exceed 10% of the daily volume on any trading day during the term of the plan. The plan will expire on May 27, 2013. The authorized sale price of the shares shall be a limit price, such that sales may only be made is the market price on the day of sale is greater than or equal to $0.20 per share, subject to adjustment for capital alterations. The sale of our Company common stock owned by Mr. Walsh pursuant to his 10b5-1 Plan is scheduled to occur at regular intervals until May 27, 2013, provided that a designated minimum share price is met. Sales Transactions occurring under Mr. Walsh’s 10b5-1 Plan will be disclosed publicly through Form 4 filings with the SEC and will be subject to the restrictions and filing requirements of Rule 144. Mr. Walsh may terminate his 10b5-1 Plan at any time.

Item 9.01	Financial Statements and Exhibits

10.1	Rule 10b-5 Sales, Client Representations, and Sales Instructions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director

March 7, 2013